                                                             EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (SEC File No. 2- 65288), (ii) the Registration Statement on Form S-8 (SEC File No. 2-79399), (iii) the Registration Statement on Form S-8 (SEC File No. 2-79660), (iv) the Registration Statement on Form S-8 (SEC File No. 33-000162) and (v) the Registration Statement on Form S-8 (SEC File No. 33-63063), including all Post-Effective Amendments thereto filed prior to the date of this consent, of Daniel Industries, Inc. of our report dated November 21, 1995, appearing on page 18 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP


Houston, Texas
December 14, 1995